UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2016

Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On November 11, 2016, Applied Optoelectronics, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Raymond James & Associates, Inc. (the “Sales Agent”) pursuant to which the Company may issue and sell shares of the Company’s common stock, par value $0.001 per share (the “Shares”) having an aggregate offering price of up to $50 million from time to time through the Sales Agent.

Upon delivery of a placement notice and subject to the terms and conditions of the Agreement, sales, if any, of the Shares will be made through the Sales Agent in transactions that are deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including sales made through the facilities of the NASDAQ Global Market, the principal trading market for the Company’s common stock, on any other existing trading market for the Company’s common stock, to or through a market maker or as otherwise agreed by the Company and the Sales Agent. In the placement notice, the Company will designate the maximum number of Shares to be sold through the Sales Agent, the time period during which sales are requested to be made, the minimum price for the Shares to be sold, and any limitation on the number of Shares that may be sold in any one day. Subject to the terms and conditions of the Agreement, the Sales Agent will use its commercially reasonable efforts to sell Shares on the Company’s behalf up to the designated amount specified in the placement notice. The Company has no obligation to sell any Shares under the Agreement and may at any time suspend offers and sales of the Shares under the Agreement.

The Agreement provides that the Sales Agent will be entitled to compensation of up to 2.0% of the gross sales price of the Shares sold through the Sales Agent from time to time. The Company has also agreed to reimburse the Sales Agent for certain specified expenses in connection with the registration of Shares under state blue sky laws and any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority Inc., not to exceed $10,000 in the aggregate, and any associated application fees incurred. Additionally, if the Agreement is terminated under certain circumstances, and the Company fails to sell a minimum amount of the Shares as set forth in the Agreement, then the Company has agreed to reimburse the Sales Agent for reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel incurred by the Sales Agent, up to a maximum of $30,000 in the aggregate. The Company agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Sales Agent may be required to make because of any of those liabilities.

The offering pursuant to the Agreement will terminate upon the sale of all Shares subject to the Agreement. The Agreement may also be terminated by the Company or by the Sales Agent at any time.

The Shares to be issued and sold have been registered under the Securities Act, pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-214146) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on November 1, 2016, including the prospectus contained therein, as supplemented by the prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act on November 14, 2016.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(d) Exhibits

1.1	Equity Distribution Agreement, dated November 11, 2016, between Applied Optoelectronics, Inc. and Raymond James & Associates, Inc.

4.1	Common Stock Specimen.

5.1	Opinion of Haynes and Boone, LLP.

23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Optoelectronics, Inc.

By:	/s/ David C. Kuo
David C. Kuo
General Counsel and Vice President

Date: November 14, 2016